Exhibit 99.1

Proxy - Commonwealth Telephone Enterprises, Inc.

100 CTE Drive

Dallas, Pennsylvania 18612-9774

Special Meeting of Shareholders - January 25, 2007

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned, hereby revoking any proxy previously given, hereby appoints Michael J. Mahoney, David C. Mitchell and Richard R. Jaros, and each of them, the undersigned’s true and lawful agents and proxies, with full power of substitution, to vote as indicated on the reverse side, all shares of Common Stock of COMMONWEALTH TELEPHONE ENTERPRISES, INC. (“Commonwealth” or the “Company”) that the undersigned is entitled to vote at the Special Meeting of the Shareholders of the Company to be held at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 on January 25, 2007 at 3 p.m. local time, and at any properly reconvened meeting following an adjournment or postponement thereof, all as set forth in the related proxy statement/prospectus. In addition, the proxies are, and each of them is, authorized to vote in his discretion any other matter that may properly come before the Special Meeting or any properly reconvened meeting following an adjournment or postponement thereof.

If shares of Common Stock are held for the account of the undersigned in the Company’s 401(k) Plan and/or Employee Stock Purchase Plan, then the undersigned hereby directs the respective trustees of the Company’s 401(k) Plan and/or Employee Stock Purchase Plan, as applicable, to vote as indicated on the reverse side all shares of Common Stock held for the account of the undersigned in such plan(s) at the Special Meeting and at any properly reconvened meeting following an adjournment or postponement thereof. In addition, each applicable trustee is authorized to vote in its discretion any other matter that may properly come before the Special Meeting or any properly reconvened meeting following an adjournment or postponement thereof. To allow sufficient time for voting by the trustee of the Company’s 401(k) Plan and/or the trustee of the Company’s Employee Stock Purchase Plan, as applicable, your voting instructions must be received by 5:00 p.m. Eastern time, January 22, 2007.

PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. YOUR SHARES WILL BE VOTED AS INDICATED ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO BOXES ARE MARKED, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION. TO VOTE BY TELEPHONE OR THE INTERNET, FOLLOW THE INSTRUCTIONS PROVIDED BELOW.

If you vote your proxy by telephone or the Internet,

you do NOT need to mail back your proxy card.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

•   Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the simple instructions provided by the recorded message.

• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE • Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central time, on January 25, 2007.

THANK YOU FOR VOTING.

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☐ Mark this box with an X if you have made changes to your name or address details above

Special Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A. Proposal

The Board of Directors recommends a vote “FOR” Proposal 1.

1.	The adoption of the Agreement and Plan of Merger dated as of September 17, 2006 among Commonwealth Telephone Enterprises, Citizens Communications Company and CF Merger Corp., a wholly owned subsidiary of Citizens.	For ☐	Against ☐	Abstain ☐

2.	In their discretion, the proxies are authorized to act upon any other matter as may properly come before the Special Meeting, including the approval of any proposal to adjourn or postpone the Special Meeting to a later date to solicit additional proxies in favor of Proposal 1 in the event there are not sufficient votes for the approval of Proposal 1 at the Special Meeting.

B. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. When shares are held jointly, each holder must sign.

Signature	Signature	Date

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, representative of a partnership or other fiduciary or representative, please provide the following information:

Name	and Capacity	.

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